FORM 8-K

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:  July 26, 1995




                           Commission file number 1-1097




                         OKLAHOMA GAS AND ELECTRIC COMPANY
              (Exact name of registrant as specified in its charter)

                        Oklahoma                      73-0382390
             (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)       Identification No.)




                                101 North Robinson
                                   P. O. Box 321
                        Oklahoma City, Oklahoma  73101-0321
                     (Address of principal executive offices)
                                    (Zip Code)

                                   405-553-3000
               (Registrant's telephone number, including area code)

Item 5. Other Events

     On July 19, 1995, the Company issued the following news releases:

                        NEW PRESIDENT NAMED FOR OG&E
                        ----------------------------

         Steven E. Moore was named president and chief operating officer of

     Oklahoma  Gas  and  Electric  Company today by the  company's board of directors. James G. Harlow Jr. will retain the titles of chairman  and chief executive officer.

         "I am very pleased that OG&E has a  person  of  Steve's ability to step into  this leadership  position,"  Harlow said. "He brings a wide range of experience in the regulatory affairs and operating areas that will serve  OG&E  well  as  the electric utility industry becomes more competitive."

         Moore  is  a native of Altus, Oklahoma, and holds both a bachelors and law degree from the University of Oklahoma.  He has been with OG&E for  21 years, 12 as an officer. Before his elevation to president, he was senior vice president, Law and Public Affairs.  He has also served on a  wide  variety  of operational groups within OG&E including those that  oversee  the  company's  fuel  supply,  regulatory  policies and internal process improvement.

         Moore  has  also  served  on  many industry wide committees in the electric utility industry  and  is  a member of the Interstate Oil and

     Gas Compact Commission  legal  committee, having been appointed by two

     Oklahoma governors.

         "OG&E has a topflight management team that I have been  privileged to be a part of for many  years. I  am very excited about working with them in this new position," Moore said.

         Moore and his wife, Nancy, have  a  daughter and a son and live in

     Oklahoma City.

                OG&E BOARD APPROVES CREATING A HOLDING COMPANY
                ----------------------------------------------

         Oklahoma Gas and Electric Company Board of Directors met today and voted  to  create  a  holding  company  that  would  serve as a parent company  to  Oklahoma Gas and Electric Company,  Enogex  Inc.  and its

     subsidiaries.  Regulatory  and shareowner  approval  are needed before final  action  can  be  taken.  It  is  expected  the  process will be completed in late 1995.

         Forming  a  holding  company  would  position  OG&E to more easily respond to the challenges of increased competition within the electric utility industry.  It would also provide  OG&E the flexibility to more

     fully   consider  opportunities  beyond  the  regulated  part  of  the business.

         "We are still committed to the sound business principles that have made  OG&E  a  strong,  successful company for almost a century," said

     OG&E chairman and chief executive officer James G. Harlow Jr. "Forming a  holding  company  is  a  way  to  increase  our  responsiveness  to opportunities and to competition."

         "Holding  companies  are not new to the utility business. At least two  other  utilities  in  Oklahoma  have been structured this way for years," said Harlow.

         Harlow  also  said that OG&E customers will see no change in their electric service if a holding company is formed.

         OG&E  is  Oklahoma's   largest  investor-owned  electric  utility.

     Enogex,  presently  an  OG&E  subsidiary,  is a natural gas gathering,

     transportation,  processing  and marketing company whose core business has been to deliver natural gas to OG&E power plants.

                                    SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                          OKLAHOMA GAS AND ELECTRIC COMPANY
                                     (Registrant)



                          By    /s/   D L YOUNG
                            ----------------------------
                                      D L YOUNG
                                      CONTROLLER

                         (On behalf of the registrant and in
                      his capacity as Chief Accounting Officer)





   July 26, 1995